                                                                     Exhibit 2.1


                               STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                           FILED 09:00 AM 12/11/1992
                              762346034 - 2318767

                          CERTIFICATE OF INCORPORATION
                                       OF
                             Strictly Business Inc.

        FIRST:  The name of this corporation is Strictly Business Inc.

        SECOND: It registered office in the state of Delaware is to be located at 201 N. Walnut Street, Wilmington DE 19801, New Castle County. The registered agent in charge thereof is The Company Corporation, address "same as above".

        THIRD: The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

        The purpose of the corporation is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware.

        FOURTH: The amount of the total authorized capital stock of this corporation is divided into 1,500 shares of No par value.

        FIFTH:  The name and mailing address of the incorporator is as follows:

        Vanessa Foster 201 N. Walnut Street, Wilmington DE 19801

        SIXTH: The Directors shall have power to make and to alter or amend the By-Laws: to fix the amount to be reserved as working capital and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.

        With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation.

        The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account or book or document of this Corporation, except as conferred by the law or the By-Laws, or by resolution of the stockholders.

        The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

        It is the intention that the objects, purposes and powers specified in the Third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this certificate of incorporation, that the objects, purposes and powers specified in the Third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

        SEVENTH: Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation or (4) a transaction from which the director derived an improper personal benefit.

        1. THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true; and I have accordingly hereunto set my hand.




DATED: December 11, 1992                         /s/ [SIG]
                                                 -----------------------------

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                               STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                            FILED 09:00 AM 09/16/93
                              932635079 - 2318767

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


Strictly Business Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

        FIRST: That at a meeting of the Board of Directors of Strictly Business Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended said
                Article shall be and read as follows:

                "The name of this corporation is
                ---------------------------------------------------
                       AMERICAN INDEPENDENT NETWORK, INC.
                ---------------------------------------------------
                                                                  "
                ---------------------------------------------------

        SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting of the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD: That said amendments as duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

        IN WITNESS WHEREOF, said corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Robert C. Coburn, its President and M.A. Coburn its Secretary, this 10th day of September, 1993.


/s/ M.A. COBURN                                /s/ ROBERT C. COBURN
----------------------------                   -------------------------------
Secretary                                      President

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


American Independent Network, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

        FIRST: That at a meeting of the Board of Directors of American Independent Network, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation thereof. The resolution setting forth the proposed amendment is as follows:

                RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "fourth" so that, as amended said Article shall be and read as follows:

                "The total of the authorized capital stock Corporation is divided into 20,000,000 shares of .01 Par Common Stock."

        SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Law of the State of Delaware at which meeting of the necessary number of shares by statute were voted in favor of the amendment.

        THIRD: That said amendment as duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

        IN WITNESS WHEREOF, said Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Randy Moseley its President and Randy Moseley its Secretary, this 18th day of October, 1993.



                                             /s/ RANDY MOSELEY
                                        -----------------------------
                                                  President



                                            /s/ RANDY MOSELEY
                                        -----------------------------
                                                  Secretary

                          CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF

                       AMERICAN INDEPENDENT NETWORK, INC.

        American Independent Network, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation;

        RESOLVED, that the Certificate of Incorporation of American Independent Network, Inc., be amended by changing the Fourth Article thereof so that, as amended, said Article shall be read as follows:

        FOURTH: This Corporation is authorized to issue two classes of capital stock designated respectively "Common Stock" and "Preferred Stock" and referred to either as Common Stock or Common shares and Preferred Stock or Preferred shares, respectively. The number of shares of Common Stock is 20,000,000 and the number of shares of Preferred Stock is 10,000,000. The par value of Common shares is $0.01 and the par value of the Preferred shares is $1.00.

        The Preferred shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted or imposed upon any wholly unissued series of Preferred shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares then outstanding) the number of shares in any such series subsequent to the issue of shares of that series.

        SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.



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        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation
Law of the State of Delaware.

        IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Randy Moseley, its President and Secretary, on this 29th day of August, 1995.



                                        By:  /s/  RANDY MOSELEY
                                            ---------------------------------
                                                  Randy Moseley
                                                  President




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